Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into previously filed Registration Statements on Form S-8 (File Nos. 333-95701, 333-125284, 333-143006), which pertain to the 1996 Stock Option Plan and 2006 Equity Compensation Plan, of Enova Systems, Inc., of our report dated March 31, 2009 relating to the financial statements as of December 31, 2008 and December 31, 2007, and for the years then ended, which are included in this Form 10-K.
/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
Irvine, California
March 31, 2009